Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Thomas Capital Corp.

As independent registered public accountants, we hereby consent to the use of our audit report dated June 23, 2017, with respect to the financial statements of Thomas Capital Corp. in its registration statement Form S-1. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

Edina, MN

June 26, 2017

5201 Eden Ave

Suite 300

Edina, MN 55436

630.277.2330